SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                July 25, 2017

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2017, the Board of Directors of Protagenic Therapeutics, Inc. (the “Company”) adopted Amended and Restated Bylaws (“New Bylaws”), which became effective immediately upon adoption and amended and restated the Company’s then-existing Bylaws (“Old Bylaws”). The New Bylaws are intended to eliminate inconsistencies between the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) and the Old Bylaws. The New Bylaws include the following amendments:

Number and Terms of Directors. The Old Bylaws specified that the directors shall hold office in the manner provided by the Certificate. Since the Certificate does not contain a provision dealing with this matter, the New Bylaws provide that the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be elected at each annual meeting of stockholders, and each director elected shall hold office until the next annual meeting of stockholders or until such director’s successor is duly elected and qualified or until his or her earlier resignation, death or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Vacancies in the Board. The Old Bylaws provided that vacancies in the Board of Directors were to be filled in the manner set forth in the Certificate. Since the Certificate does not contain a provision dealing with this matter, the New Bylaws provide that, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Removal of Directors. The Old Bylaws provided that directors may be removed from office only in the manner provided in the Certificate. Since the Certificate does not contain a provision dealing with this matter, the New Bylaws provide that, subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

The foregoing summary is not, nor is it intended to be, a complete or comprehensive summary of all of the changes to the Company's Bylaws, and it is qualified in its entirety by the full text of the Second Amended and Restated Bylaws, a copy of which is being filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description of Exhibit

3.1*	First Amended and Restated Bylaws of Protagenic Therapeutics, Inc.

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*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: July 27, 2017	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer

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